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                                                                     Exhibit 5.1

                     [Letterhead of Conyers Dill & Pearman]

26 July, 2007

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
China GrenTech Corporation Limited                                 DIRECT LINE:  2842 9500
16th Floor, Zhongyin Tower                                         E-MAIL:       Vivien.Fung@conyersdillandpearman.com
Caitian North Road, Futian District                                OUR REF:      VF/iy/871712/242094
Shenzhen 518026                                                    YOUR REF:
People's Republic of China


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Dear Sirs,

CHINA GRENTECH CORPORATION LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with a public offering of certain ordinary shares in the Company (the "Shares") in the form of American Depositary Shares as described in the prospectus contained in the Company's registration statement on Form F-3 (the "Registration Statement" which term does not include any exhibits thereto) to be filed by the Company pursuant to Rule 462(b) under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") with respect to the offer and sale by certain selling shareholders of the Company of up to 82,402,850 Shares (the "Issued Shares").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)  the Registration Statement; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of the written resolutions passed by all the directors of the Company dated July 26, 2007 (the "Minutes"),
(3) the register of members of the Company (the "Register"), and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.



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China GrenTech Corporation Limited
26 July, 2007

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and
Registration  Statement  and other  documents  reviewed  by us,  (iii)  that the resolutions contained in the Minutes are full and accurate records of resolutions passed at meetings of the directors and shareholders of the Company in accordance with the articles of association of the Company; (iv) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
(v) the  validity  and  binding  effect  under the laws of the United  States of
America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the
Commission; and (vi) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2) Based solely on a review of the Register, the Issued Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) as at the date of this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN